UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2005
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

2101 Sixth Avenue North
Suite 750
Birmingham, Alabama	35202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(205) 250-8700
Not applicable
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     Notes Offering
     On September 21, 2005, Colonial Realty Limited Partnership, or CRLP, agreed to issue $325,000,000 aggregate principal amount of 5.50% Senior Notes due 2015. The notes will be issued on or about September 28, 2005 pursuant to an Underwriting Agreement dated as of September 21, 2005 and a related Terms Agreement also dated as of September 21, 2005, each by and among CRLP, on the one hand, and Banc of America Securities LLC, UBS Securities LLC and Wachovia Capital Markets, LLC as representatives of the several underwriters named in the Terms Agreement (the “Underwriters”), on the other hand. Copies of the Underwriting Agreement and Terms Agreement are attached to this Form 8-K as Exhibits 1.1 and 1.2, respectively, and incorporated herein by reference.
     In the ordinary course of their respective businesses, some of the Underwriters and/or their affiliates have engaged, and expect in the future to engage, in investment banking, commercial banking, financial advisory and/or general financing transactions with CRLP or CRLP’s general partner, Colonial Properties Trust, for which they have received, and may in the future receive, customary fees and commission for these services.
     Completion of Acquisition of CRT Properties, Inc. with DRA Advisors LLC
     On September 27, 2005, Colonial Properties Trust and CRLP (collectively, the “Company”), completed their previously announced transaction with DRA Advisors LLC to acquire CRT Properties, Inc. In connection with the merger of CRT Properties with an investment fund managed by DRA Advisors, the Company, through its previously announced joint venture with DRA Advisors, acquired a 15% ownership interest in, and will manage substantially all of the office properties of, CRT Properties acquired in the transaction. DRA Advisors holds an 85% ownership interest in the joint venture. The Company paid approximately $52 million for its minority ownership interest in the joint venture. Funding for the transaction was provided from the Company’s existing credit facilities, the outstanding balances of which were recently reduced with the proceeds from Colonial Properties Trust’s September 21, 2005 equity offering. In addition, CRLP has guaranteed approximately $50 million of third-party financing obtained by the joint venture with respect to 10 properties of CRT Properties which the joint venture expects to sell in the first 12 months of the venture. The joint venture is obligated to reimburse CRLP for any payments made by CRLP under the guaranty before making distributions of cash flow or capital proceeds to the joint venture partners.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Attached as exhibits to this form are the documents listed below:

Exhibit	Document
1.1	Underwriting Agreement, dated September 21, 2005, by and among Colonial Realty Limited Partnership, on the one hand, and Banc of America Securities LLC, UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the related Terms Agreement, on the other hand

1.2	Terms Agreement, dated September 21, 2005, by and among Colonial Realty Limited Partnership, on the one hand, and Banc of America Securities LLC, UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein, on the other hand

4.1	Colonial Realty Limited Partnership $325,000,000 5.50% Senior Note due 2015

4.2	Indenture dated as of July 22, 1996, by and between Colonial Realty Limited Partnership and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (Incorporated by reference to Exhibit 4.1 to the Form 10-K/A dated October 10, 2003, filed by Colonial Realty Limited Partnership)

4.3	First Supplemental Indenture dated as of December 31, 1998, by and between Colonial Realty Limited Partnership and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (Incorporated by reference to Exhibit 10.13.1 in Colonial Properties Trust’s Annual Report on Form 10-K for the period ending December 31, 1998)

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

5.2	Opinion of Sirote & Permutt, P.C. regarding Alabama law

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL REALTY LIMITED PARTNERSHIP

	By:	Colonial Properties Trust, its general partner

Date: September 28, 2005	By:	/s/ John E. Tomlinson

John E. Tomlinson Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Document
1.1	Underwriting Agreement, dated September 21, 2005, by and among Colonial Realty Limited Partnership, on the one hand, and Banc of America Securities LLC, UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in the related Terms Agreement, on the other hand

1.2	Terms Agreement, dated September 21, 2005, by and among Colonial Realty Limited Partnership, on the one hand, and Banc of America Securities LLC, UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named therein, on the other hand

4.1	Colonial Realty Limited Partnership $325,000,000 5.50% Senior Note due 2015

4.2	Indenture dated as of July 22, 1996, by and between Colonial Realty Limited Partnership and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (Incorporated by reference to Exhibit 4.1 to the Form 10-K/A dated October 10, 2003, filed by Colonial Realty Limited Partnership)

4.3	First Supplemental Indenture dated as of December 31, 1998, by and between Colonial Realty Limited Partnership and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) (Incorporated by reference to Exhibit 10.13.1 in Colonial Properties Trust Annual Report on Form 10-K for the period ending December 31, 1998)

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

5.2	Opinion of Sirote & Permutt, P.C. regarding Alabama law

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Sirote & Permutt, P.C. (included in Exhibit 5.2)